Exhibit 99.2

Reliable Security Always Q2 2019 FINANCIAL RESULTS & COMMENTARY July 30, 2019 ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 1| Page

Agenda Introduction Maria Riley, Investor Relations Results Overview Lee Chen, CEO, President and Founder Market Overview Chris White, EVP WW Sales Q2 2019 Financial Results & Business Outlook Tom Constantino, CFO Q&A: Lee Chen, Tom Constantino, and Chris White 2 2. CONFIDENTIAL | DO NOT DISTRIBUTE Maria Thank you all for joining us today. This call is being recorded and webcast live and may be accessed for one year via the A10 Networks website, www.a10networks.com. Members of A10’s management team joining me today are, Lee Chen, Founder & CEO; Chris White, EVP of worldwide sales; and Tom Constantino, CFO. Before we begin,I would like to remind you that shortly after the market closed today, A10 Networks issued a press release announcing its second quarter 2019 financial results. Additionally, A10 published a presentation along with its prepared comments for this call and supplemental trended financial statements. You may access the press release, presentation with prepared comments, and trended financial statements on the investor relations section of the company?s website. ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 2| Page

CAUTIONARY STATEMENTS & DISCLOSURES This presentation and the accompanying oral presentation contain ?forward-looking? statements that are based on our management?s beliefs and assumptions, including statements regarding our projections for our future operating results, our ability to transform our sales team, our expectations regarding future opportunities and our ability to execute on those opportunities, our commitment to innovation and bringing new solutions to market, our expectations for future revenue and market growth, the development and performance of our products, our current and future strategies, our beliefs relating to our competitive advantages, our expectations with respect to the 5G market and products related to 5G, responses to new security threats, our partnerships with key technology providers and sales partnerships, our priorities to drive growth, the adoption of our products, our ability to penetrate certain markets, anticipated customer benefits from use of our products, the refining of our go to market engine, improvements in productivity, growth in our security solutions, expected product launches and the general growth of our business. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results to differ materially from those anticipated or implied by our forward-looking statements. These factors include, but are not limited to, successfully executing our strategies, market adoption of our products, successfully anticipating market needs and opportunities, timely development of new products and features, achieving or maintaining profitability, loss or delay of expected purchases, attracting and retaining new end-customers, maintaining and enhancing our brand and reputation, growth in markets relating to network security, the success of any future acquisitions or investments, the success of our partnerships with technology providers, our ability to shorten our close cycle, the ability of our channel partners to sell our products, our presence in international markets, and other factors described in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings made with the Securities and Exchange Commission, to which your attention is directed. We assume no responsibility for the accuracy and completeness of the forward-looking statements and disclaim any obligation to update information contained in these forward-looking statements. This presentation and the accompanying oral presentation also include certain non-GAAP financial measures. Non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under U.S. GAAP. Definitions of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP financial measures can be found in the appendix to this document and in the accompanying financial results press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures on a forward-looking basis is not available due to high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. 3 3. CONFIDENTIAL | DO NOT DISTRIBUTE During the course of today?s call, management will make forward-looking statements, including statements regarding our projections for our future operating results, the capabilities of our sales team, our expectations regarding future opportunities and our ability to execute on those opportunities, our commitment to innovation and bringing new solutions to market, our expectations for future revenue and market growth, the development and performance of our products, our current and future strategies, our beliefs relating to our competitive advantages, our expectations with respect to the 5G market, responses to new security threats, our partnerships with key technology providers and sales partnerships, our ability to penetrate certain markets, anticipated customer benefits from use of our products, the refining of our marketing engine, improvements in productivity, our priorities relating to 5G, growth in our security solutions, expected product launches and adoption of recent new product or software releases, the general growth of our business, and our ability to incrementally grow operating margin annually and timeline to achieve our target operating margin. These statements are based on current expectations and beliefs as of today, July 30th, 2019. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control that could cause actual results to differ materially and you should not rely on them as predictions of future events. A10 disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. For a more detailed description of these risks and uncertainties, please refer to our most recent 10-Q and 10-K. ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 3| Page

CAUTIONARY STATEMENTS & DISCLOSURES This presentation and the accompanying oral presentation contain ?forward-looking? statements that are based on our management?s beliefs and assumptions, including statements regarding our projections for our future operating results, our ability to transform our sales team, our expectations regarding future opportunities and our ability to execute on those opportunities, our commitment to innovation and bringing new solutions to market, our expectations for future revenue and market growth, the development and performance of our products, our current and future strategies, our beliefs relating to our competitive advantages, our expectations with respect to the 5G market and products related to 5G, responses to new security threats, our partnerships with key technology providers and sales partnerships, our priorities to drive growth, the adoption of our products, our ability to penetrate certain markets, anticipated customer benefits from use of our products, the refining of our go to market engine, improvements in productivity, growth in our security solutions, expected product launches and the general growth of our business. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results to differ materially from those anticipated or implied by our forward-looking statements. These factors include, but are not limited to, successfully executing our strategies, market adoption of our products, successfully anticipating market needs and opportunities, timely development of new products and features, achieving or maintaining profitability, loss or delay of expected purchases, attracting and retaining new end-customers, maintaining and enhancing our brand and reputation, growth in markets relating to network security, the success of any future acquisitions or investments, the success of our partnerships with technology providers, our ability to shorten our close cycle, the ability of our channel partners to sell our products, our presence in international markets, and other factors described in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings made with the Securities and Exchange Commission, to which your attention is directed. We assume no responsibility for the accuracy and completeness of the forward-looking statements and disclaim any obligation to update information contained in these forward-looking statements. This presentation and the accompanying oral presentation also include certain non-GAAP financial measures. Non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under U.S. GAAP. Definitions of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP financial measures can be found in the appendix to this document and in the accompanying financial results press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures on a forward-looking basis is not available due to high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. 4 4. CONFIDENTIAL | DO NOT DISTRIBUTE Please note that with the exception of revenue, financial measures discussed today are on a non-GAAP basis and have been adjusted to exclude certain charges. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. A reconciliation between GAAP and non-GAAP measures can be found in the press release issued today and on the trended quarterly financial statements posted on the company?s website. We will provide our current expectations for the third quarter of 2019 on a non-GAAP basis. However, we are unable to make available a reconciliation of non-GAAP guidance measures to corresponding GAAP measures on a forward-looking basis due to high variability and low visibility with respect to the charges, which are excluded from these non-GAAP measures. Now I would like to turn the call over to Lee Chen, Founder and CEO of A10 Networks. ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 4| Page

Lee Chen CEO, President and Founder ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 5| Page

A10: Well-Positioned in 5G A10?s proven strength in hyper-scalability, low latency, security and CGN consolidation, and AI-driven automation Strong anti-DDoS attack solutions and integrated security and CGN analytics platform High-end hardware and SDN/NFV/container solutions Strong presence with global service providers Partners are important. Ericsson & NEC are strong partners Scale, performance, low latency, security, extreme reliability and automation Lee Chen, Founder & CEO Thank you, Maria and thank you all for joining us today. Before we begin, I would first like to address the news of my planned retirement, which we announced today. I am very excited about A10’s future, the innovations we have brought to market and our position in security, 5G and multi-cloud. Additionally, while our subscription revenue remains small, it is a rapidly growing part of A10?s business. Subscription was 8 percent of product revenue for Q2, and on a year-over-year basis, it grew over 80 percent. This brings us to nearly $100 million in annualized run-rate of recurring maintenance and subscription revenue. This revenue is high margin, creates customer loyalty and affords improved visibility not present in hardware product sales. We continue to see early success in 5G as we secured follow-on 5G orders during the quarter. Additionally, we are pleased with the level of engagement we see with several service providers across the globe as they prepare and ready their networks for 5G. ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 6| Page

Company Update
Lee Chen, CEO President and Founder announces planned retirement
Chen will resign from role as CEO once a newly appointed CEO begins
Search Committee has been formed for a new CEO
Eric Singer, Managing Partner of Viex Capital Advisors, joins A10 Board of Directors
Strategy Committee has been formed to help drive shareholder value
A10

However, I have decided that now is the appropriate time for me to transition the company to a new leader. I have reached agreement with the Board that I will resign from my role as CEO of A10 once a newly appointed CEO begins. The Board has formed a search committee for my replacement and I will work closely with the team to help ensure a smooth transition. The search has been focused on a strong leader who will bring a different perspective and industry expertise.

I would also like to take a moment to welcome Eric Singer of Viex Capital Advisors to A10's Board of Directors. Eric is one of our largest shareholders and we have had an ongoing constructive dialogue with him for more than a year. He brings deep strategic insight to the Board and we look forward to the continued collaboration. As part of the election of Eric, the company has formed a Strategy Committee, which consists of Eric and existing directors Peter Chung and Tor Braham. The Strategy committee is tasked and empowered with overseeing and executing specific activities to increasing shareholder value. Please note that we will not make any further comments on this matter.

ATEN – Q2 2019 Financial Results Conference Call – Tuesday, July 30, 2019 7 | Page

ZERO-DAY AUTOMATED PROTECTION (ZAP) FOR DDOS Zero-Day Attack Pattern Recognition (ZAPR) technology Packet Filtering Request Spoofed Distinct Content Reflector 01000 111 Pattern Ma g Distinct Content Content Pattern Detection DDoS Bot Pattern Legitimate Normal Content User Protected Thunder TPS Service Unsupervised Machine Learning Automatic DDoS Threat Detection & Mitigation @ Hyperscale 8 Moving to our Q2 performance. We delivered revenue of 49.2 million dollars, non-GAAP gross margin of 78.0 percent and reached breakeven on a non-GAAP per share basis. Revenue came in below our guidance as a number of large deals in our pipeline pushed into future quarters or were downsized. These deals were primarily in North America and within the service provider and web giant verticals, and we continue to see this dynamic in Q3. Outside of North America, all of our major geographies met or exceeded expectations for Q2. One of the reasons for this divergence is that spending and deployment on 5G infrastructure is ahead in certain international markets as compared to U.S. markets. Thus, we are seeing earlier and faster uplift in spending in Japan, South Korea and the Middle East in comparison to the U.S. We believe that we are well positioned to participate as U.S. customers move further into the 5G deployment phase. Chris will discuss the market dynamics, customer wins and go-to-market efforts in more detail. We continued to make progress on our major initiatives in security, 5G and multi-cloud. On the solution front, we continue to innovate and execute on our roadmap for this year. In June, we announced the addition of zero-day automated protection, or ZAP capabilities, to our Thunder TPS family of DDoS defense solutions. The ZAP capabilities automatically recognize the characteristics of DDoS attacks and apply mitigation filters without advanced configuration or manual intervention. In today?s climate with the dramatic increase in multi-vector attacks coupled with the chronic shortage of qualified security professionals, organizations need intelligent, automated defenses that can accomplish tasks automatically. A significant portion of the R&D investments we have made over the past couple of years have been focused on solving these critical problems for customers through behavior analysis, machine learning and automation. This new A10 solution is already gaining strong industry recognition, including Best of Show in the security category at Interop Tokyo, which is the premier industry event in Japan. ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 8| Page

THUNDER CONTAINERS
kubernetes
Visibility, Analytics and Management Platform
ADC
CGNAT/IPv6
DC Firewall
Gi, GTP Firewall
docker
Ultra-High Performance – Up to 200Gbps Throughput per Thunder Container
Application Delivery, Carrier Grade NAT, Data Center Firewall
Elastic, Portable & Scalable for 5G & Multi Cloud
Interop
BEST
OF SHOW AWARD
2019
Grand Prize
9
A10

During the quarter, we also announced our cloud-ready, light-weight set of container-based solutions. A10's Thunder Containers will be available starting this quarter and will offer the industry's highest performing container solutions with up to 200 Gbps of throughput for Thunder ADC, CGN, and CFW solutions. The addition of Thunder Containers extends the company's multi-cloud portfolio and increases the performance, security and availability of applications, enabling customers to confidently run their critical workloads in multi-cloud environments at hyperscale. This new A10 solution also shined at Interop Tokyo, taking the Grand Prize in the NFV/SDI category.

ATEN – Q2 2019 Financial Results Conference Call – Tuesday, July 30, 2019 9 | Page

STRATEGIC PARTNERSHIP EXPANSION
ORACLE
A10 vThunder ADC and Harmony Controller available in the Oracle Cloud Marketplace
First virtual ADC available in OCI
First cloud native controller for ADC available in OCI
Highly flexible capacity based licensing model
Easy migration to cloud based load balancing via OCI
DELL
Executed a global reseller agreement to become an Extended Global Technology Partner
Dell EMC to resell full product line of A10 multi-cloud and 5G security solutions
Joint GTM strategies under development
A10 and Dell EMC to develop jointly integrated solutions for virtualized infrastructure transformations
10
A10

On the partner front, we entered into two new important engagements with industry leaders to help extend our go-to-market leverage – one is a global reseller agreement with Dell EMC and the second partnership is joining the Oracle Cloud Marketplace. Chris will provide the details of these new partnerships in a moment.

Overall, while our revenue was below our guidance in Q2, we continue to make progress on our top priorities for 2019, which include driving growth and innovation in security, 5G and multi-cloud. This is an exciting time for A10 and the company is in a strong position to extend its leadership and expand its addressable market to help further position the company for success.

With that, I will turn the call over to Chris.

ATEN – Q2 2019 Financial Results Conference Call – Tuesday, July 30, 2019 10 | Page

Chris White EVP, WW Sales 11 11. CONFIDENTIAL | DO NOT DISTRIBUTE ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 11| Page

Market Summary North America Large deals among Service Provider and Web Giant Customers were delayed or downsized Win rate remains high & majority of deals remain in pipeline International Double-digit year-over-year product revenue growth in Japan, EMEA and Latin America Triple-digit year-over-year product revenue growth in South Korea driven by our installed base of 5G wins 215 new customers added in Q2 12 12. CONFIDENTIAL | DO NOT DISTRIBUTE Chris White, EVP of worldwide sales Thank you, Lee. In looking at the dynamics within the quarter, demand from our largest installed base in North America slowed as large deals were pushed into future quarters or downsized, which impacted our Q2 revenue performance. These deals were primarily in our service provider and web giant verticals, where deals can be large and can fluctuate from quarter to quarter. I would like to emphasize that that our win rate remained high and the majority of these opportunities remain in our pipeline. We are pleased with our international performance this quarter, where we delivered double-digit quarter-over-quarter growth in product bookings. On a year-over-year basis, we delivered strong double-digit product revenue growth in Japan, EMEA and Latin America. We also saw strong triple-digit year-over-year product revenue growth in South Korea driven by our installed base of 5G wins. Moving to our go-to-market. As we discussed at the start of the year, we implemented several changes designed to incentivize the sales team to drive new product sales with both new and existing accounts, as well as launched two important go-to-market changes in North America. This included a new partnership with Arrow Electronics and the move to a two-tier channel structure. We are also working with a third party to help us expand our lead-gen efforts in North America, which went into effect in Q1. While we believe these programs are the right course to help drive sales, they take time to ramp. We continue to expect to see the benefit of these new relationships as we progress throughout the year. ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 12| Page

STRATEGIC PARTNERSHIP EXPANSION
ORACLE
A10 vThunder ADC and Harmony Controller available in the Oracle Cloud Marketplace
First virtual ADC available in OCI
First cloud native controller for ADC available in OCI
Highly flexible capacity based licensing model
Easy migration to cloud based load balancing via OCI
DELL
Executed a global reseller agreement to become an Extended Global Technology Partner
Dell EMC to resell full product line of A10 multi-cloud and 5G security solutions
Joint GTM strategies under development
A10 and Dell EMC to develop jointly integrated solutions for virtualized infrastructure transformations
A10

Additionally, as Lee mentioned, we expect to extend our leverage with the new go-to-market engagements that we entered into with Dell EMC and Oracle Cloud.

Our new partnership with Dell is in the form of a global reseller agreement to become an Extended Global Technology Partner. The Dell relationship is a validation of our product architecture, as Dell partners with A10 to transition from its previous global ADC vendor. This agreement enables Dell EMC to resell our full product line of multi-cloud and 5G security solutions, including our vThunder ADC, CGN, CFW, and SSL Insight as well as the A10 Harmony Controller. Dell customers will have the flexibility and choice to run A10 Networks solutions in a private, hybrid, or public cloud with modern analytics and centralized management necessary for these complex environments. It also allows customers to prepare their infrastructures for 5G and multi-cloud demands with security and analytics across multiple points in the network.

Second, as we announced in a press release in May, our vThunder ADC and Harmony controller are now available in the Oracle Cloud Marketplace. A10 solutions running on Oracle Cloud provide Oracle's customers with agile application delivery controller capabilities focused on secure and efficient application support. Additionally, our leading application traffic analytics, centralized management and orchestration dashboard provide Oracle Cloud customers with actionable intelligence through a single pane of glass for operational efficiency.

While both of these new partnerships will take time to ramp, we have already closed our first deals and we are excited by the opportunities they could ultimately bring to A10.

ATEN – Q2 2019 Financial Results Conference Call – Tuesday, July 30, 2019 13 | Page

CUSTOMER SUCCESS During the quarter, we added 215 new customers, which is our highest level in fourteen quarters. In addition to the number of new logos, we were also pleased with the expansions we generated with our existing customers. I will highlight a few recent customer engagements: One of the largest banks in Latin America selected our CFW-ADC solution. Key features in A10?s Harmony Controller were a significant differentiator and selling point in this competitive win against an incumbent. This was a relationship our sales team worked very hard to cultivate and won with determination and can-do attitude. We replaced an incumbent at a mobile provider in the Asia Pacific with our Thunder CGN Solution. We won this new A10 customer based on our CGN features, ease of use and automation through APIs, as well as strong technical engagement through the sales process. Winning new service provider customers across the globe, like this one, is a key initiative for the sales team, and we are pleased to see our international progress in Q2. We also secured follow-on CGN business with a leading mobile provider in EMEA. Demonstrating our high-performance prowess, A10 was the only vendor that could meet this customer?s throughput requirements. Additionally, we secured follow-on 5G orders with leading mobile providers in South Korea. While we are making progress on our broader go-to-market initiatives and forging new partner relationships, we recognize we have work ahead to ramp and enable our teams and new partners to capitalize on the fast-growing areas of our market. Our product portfolio is strong, our win rate remains high and we are committed to innovating and refining our go-to-market engine. We have a very clear vision, and our team is energized about the market opportunity for our solutions. With that, I?d like to turn the call over to Tom to review the details of our second quarter financial performance and third quarter guidance. Tom? ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 14| Page

Tom Constantino CFO 15 15. CONFIDENTIAL | DO NOT DISTRIBUTE ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 15| Page

REVENUE $Millions Q2’19 Revenue: $49M 19% y/y $227 $235 $232 $196 $180 2014 2015 2016 2017 2018 16 16. The company CONFIDENTIAL adopted ASC | 606 DO accounting NOT DISTRIBUTE standard effective January 1, 2018, all prior periods are based on ASC 605 standard. Tom Constantino, CFO Thank you, Chris. Second quarter revenue was 49.2 million dollars, a 19 percent decrease when compared with 60.7 million dollars in the same period last year, driven by a decline in bookings from our largest web giant account in North America. ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 16| Page

PRODUCT AND SERVICE REVENUE $Millions $235 $232 $227 2Q 2019 $196 $49 million $180 33% 36% 38% 31% 25% 46% 67% 64% 62% 75% 69% 54% 2014 2015 2016 2017 2018 Product Service 17 17. The company CONFIDENTIAL adopted ASC | 606 DO accounting NOT DISTRIBUTE standard effective January 1, 2018, all prior periods are based on ASC 605 standard. Second quarter product revenue was 26.8 million dollars representing 54 percent of total revenue. Service revenue was 22.4 million dollars, or 46 percent of total revenue. Security product revenue grew 8 percent over last year to reach 34 percent of total product revenue in Q2. ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 17| Page

REVENUE BY GEOGRAPHY $Millions $235 $232 $227 2Q 2019 $196 2% 3% 4% $49 million 10% 12% 12% $180 3% 13% 14% 16% 4% 14% 11% 7% 12% 11% 23% 22% 24% 13% 31% 25% 18% $56 19% 53% 51% 49% 45% 48% 30% 2014 2015 2016 2017 2018 United States Japan APAC ex Japan EMEA Other 18 18. The company CONFIDENTIAL adopted ASC | 606 DO accounting NOT DISTRIBUTE standard effective January 1, 2018, all prior periods are based on ASC 605 standard. Moving to our revenue from a geographic standpoint, for the second quarter revenue from North America decreased 50 percent year-over-year to 15.3 million dollars, compared with 30.4 million dollars in the same period last year. In Japan, revenue was 14.9 million dollars, up 26 percent year-over-year. Revenue from APAC, excluding Japan, was 9.2 million dollars, compared with a record 10.7 million in Q2 of last year. In EMEA, revenue was 6.6 million dollars, an increase of 21 percent when compared with 5.4 million dollars last year. Revenue from LATAM continued to grow and came in at 3.2 million dollars, compared with 2.3 million dollars last year. ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 18| Page

REVENUE BY CUSTOMER VERTICAL $Millions $235 $232 $227 $196 11% 14% 2Q 2019 18% $49 million $180 10% 8% 41% 39% 39% 16% 45% 43% 39% 48% 47% 43% 45% 50% 46% 2014 2015 2016 2017 2018 SP Enterprise Web Giant 19 19. The company CONFIDENTIAL adopted ASC | 606 DO accounting NOT DISTRIBUTE standard effective January 1, 2018, all prior periods are based on ASC 605 standard. Service provider revenue in the quarter was 39 percent of total revenue, enterprise revenue was 45 percent and web giant revenue was 16 percent. As we move beyond revenue, all further metrics discussed on this call are on a non-GAAP basis, unless stated otherwise. ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 19| Page

FINANCIAL PERFORMANCE HIGHLIGHTS $ Millions (except EPS) Income Statement Summary: Q2?19 Q2?18 Revenue $49.2 $60.7 Gross Margin % 78.0% 78.6% Operating Margin % (1.9)% 4.0% EPS ($0.00) $0.02 Balance Sheet & Cash Flow Summary: Q2?19 Q2?18 Cash & Marketable Security $119.3 $127.4 Accounts Receivable $45.3 $50.4 Deferred Revenue $97.8 $98.1 Debt —Free Cash Flow ($5.9) ($2.4) Numbers may not sum due to rounding. Please refer to the supplemental financials posted the ?Investor Relations? section of the A10 Networks website at investors.a10networks.comGross 20 20. Margin, Operating CONFIDENTIAL Margin and | EPS DO are NOT Non-GAAP DISTRIBUTE Financial Measures. See Appendix for reconciliation to most comparable GAAP financial measures. The company adopted ASC 606 accounting standard effective January 1, 2018, all prior periods are based on ASC 605 standard. We delivered second quarter total gross margin of 78.0 percent, an increase of 175 basis points from last quarter and a decrease of 57 basis points from Q2 of last year. Second quarter product gross margin was 74.4 percent, compared with 73.5 percent last quarter and 76.9 percent in Q2 of 2018. Our product gross margin was negatively impacted by geographic mix in the quarter. Services gross margin in the quarter came in at 82.4 percent, compared to 79.9 percent last quarter and 81.8 percent in Q2 of 2018. We ended the quarter with headcount of 862 compared with 834 at the end of last quarter. The incremental headcount reflects our strategy to expand technical talent in lower cost locations. Non-GAAP operating expenses in Q2 came in at 39.3 million dollars, compared with 44.3 million dollars in the prior quarter. A reduction in variable compensation expenses, due to the weaker revenue performance, was the primary contributor to this quarterly decline. Non-GAAP operating loss was just under one million dollars, compared with operating loss of 5.9 million dollars in the prior quarter. Non-GAAP net loss for the quarter was approximately 300,000 dollars, or breakeven on a per share basis, compared with an income of 1.6 million dollars, or 2 cents per basic share in Q2 of last year. Diluted and basic weighted shares used for computing non-GAAP EPS for the second quarter were approximately 75.7 million shares. Moving to the balance sheet, average days sales outstanding were 84 days, compared with 80 days in the prior quarter. At June 30, 2019, we had 119.3 million dollars in total cash and marketable securities, compared with 122.8 million dollars at the end of March. ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 20| Page

Business Outlook Q3 2019 Revenue in the range of $50.0 million to $54.0 million Non-GAAP gross margin in the range of 76.0 percent to 78.0 percent Non-GAAP operating expenses in the range of $40.0 million to $41.0 million Non-GAAP earnings per share to be between a loss of $0.04 and income of $0.03 using approximately 76.5 million basic and 79.5 million diluted shares Q4 2019 Sequential revenue growth versus Q3 2019 We are unable to make available a reconciliation of non-GAAP guidance measures to corresponding GAAP measures on a forward-looking basis due to high variability and low visibility with 21 21. respect toCONFIDENTIAL the charges, which |areDO excluded NOT DISTRIBUTE from these non-GAAP measures. Moving on to our outlook for the third quarter. We currently expect third quarter revenue to be in the range of 50 million to 54 million dollars. We also currently expect that we will achieve sequential revenue growth in the fourth quarter of 2019 over the level expected in the third quarter. We expect third quarter gross margin to be in the 76 to 78 percent range and operating expenses to be between 40 million and 41 million dollars. We expect our third quarter non-GAAP bottom line results to be between a loss of 4 cents and income of 3 cents on a per share basis using a share count of approximately 76.5 million basic and 79.5 million diluted shares. ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 21| Page

QUESTION & ANSWER SESSION Lee Chen Tom Constantino Chris White Founder & CEO CFO EVP, WW Sales 22 22. CONFIDENTIAL | DO NOT DISTRIBUTE Operator, you can now open the call up for questions. ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 22| Page

APPENDIX 23 23. CONFIDENTIAL | DO NOT DISTRIBUTE ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 23| Page

GAAP to NON-GAAP % of Revenue except EPS Q1’19 Q2’19 Q2’19 YTD Q1’18 Q2’18 Q2’18 YTD Gross Margin %—GAAP 75.6% 77.1% 76.4% 75.8% 78.3% 77.2 % Stock-based Compensation 0.6% 0.9% 0.8% 1.9% 0.3% 1.0 % Gross Margin %—Non-GAAP 76.3% 78.0% 77.2% 77.7% 78.6% 78.2 % EPS $—GAAP $ (0.16) $ (0.08) $ (0.24) $ (0.27) $ (0.06) $ (0.33) Stock-based compensation $ 0.05 $ 0.08 $ 0.12 $ 0.11 $ 0.04 $ 0.15 Litigation and investigation expense (benefit) $ 0.01 $ 0.00 $ 0.01 $ 0.06 $ 0.05 $ 0.10 Amortization expense related to acquisition $ 0.00 $ 0.00 $ 0.01 $ 0.00 $ 0.00 $ 0.01 EPS $—Non-GAAP $ (0.10) $ (0.00) $ (0.10) $ (0.10) $ 0.02 $ (0.08) Numbers may not sum due to rounding. EPS data is presented on a basic and diluted basis. Please refer to the supplemental financials posted the ?Investor Relations? section of the A10 24 24. CONFIDENTIAL | DO NOT DISTRIBUTE Networks website at investors.a10networks.com The company adopted ASC 606 accounting standard effective January 1, 2018, all prior periods are based on ASC 605 standard. ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 24| Page

GAAP to NON-GAAP

$ Millions	Q1'19	Q2'19	Q2'19 YTD	Q1'18	Q2'18	Q2'18 YTD
Total operating expenses $ - GAAP	$ 49.0	$ 44.3	$ 93.3	$ 57.3	$ 51.2	$ 108.5
Stock-based compensation	(3.6)	(4.6)	(8.2)	(7.3)	(2.4)	(9.6)
Litigation and investigation expense (benefit)	(0.9)	(0.2)	(1.0)	(4.2)	(3.3)	(7.5)
Amortization expense related to acquisition	(0.3)	(0.3)	(0.5)	(0.3)	(0.3)	(0.5)
Total operating expenses $ - Non-GAAP	**$ 44.3**	**$ 39.3**	**$ 83.6**	**$ 45.6**	**$ 45.3**	**$ 90.9**
% of Revenue						
Total operating expenses % - GAAP	97 %	90 %	94 %	116 %	84 %	99 %
Stock-based compensation	(7)%	(9)%	(8)%	(15)%	(4)%	(9)%
Litigation and investigation expense (benefit)	(2)%	(0)%	(1)%	(9)%	(5)%	(7)%
Amortization expense related to acquisition	(1)%	(1)%	(1)%	(1)%	(0)%	(0)%
Total operating expenses % - Non-GAAP	**88 %**	**80 %**	**84 %**	**93 %**	**75 %**	**83 %**

25

Numbers may not sum due to rounding. Please refer to the supplemental financials posted the "Investor Relations" section of the A10 Networks website at investors.a10networks.com
The company adopted ASC 606 accounting standard effective January 1, 2018, all prior periods are based on ASC 605 standard.

A10

ATEN – Q2 2019 Financial Results Conference Call – Tuesday, July 30, 2019 25 | Page

GAAP to NON-GAAP

$ Millions	Q1'19	Q2'19	Q2'19 YTD	Q1'18	Q2'18	Q2'18 YTD
Loss from operations $ - GAAP	$ (11.0)	$ (6.4)	$ (17.4)	$ (20.0)	$ (3.7)	$ (23.7)
Stock-based compensation	3.9	5.0	8.9	8.2	2.6	10.7
Litigation and investigation expense (benefit)	0.9	0.2	1.0	4.2	3.3	7.5
Amortization expense related to acquisition	0.3	0.3	0.5	0.3	0.3	0.5
Loss from operations $ - Non-GAAP	**$ (5.9)**	**$ (0.9)**	**$ (6.9)**	**$ (7.4)**	**$ 2.4**	**$ (5.0)**
% of Revenue						
Loss from operations % - GAAP	(22)%	(13)%	(17)%	(41)%	(6)%	(22)%
Stock-based compensation	8 %	10 %	9 %	17 %	4 %	10 %
Litigation and investigation expense (benefit)	2 %	0 %	1 %	9 %	5 %	7 %
Amortization expense related to acquisition	1 %	1 %	1 %	1 %	0 %	0 %
Loss from operations % - Non-GAAP	**(12)%**	**(2)%**	**(7)%**	**(15)%**	**4 %**	**(5)%**

26 Numbers may not sum due to rounding. Please refer to the supplemental financials posted the "Investor Relations" section of the A10 Networks website at investors.a10networks.com
The company adopted ASC 606 accounting standard effective January 1, 2018, all prior periods are based on ASC 605 standard.

ATEN – Q2 2019 Financial Results Conference Call – Tuesday, July 30, 2019 26 | Page

THANK YOU ATEN ?Q2 2019 Financial Results Conference Call ?Tuesday, July 30, 2019 27| Page